Exhibit 5.3

February 26, 2021

PG&E Corporation

Pacific Gas and Electric Company

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for PG&E Corporation, a California corporation (the “Corporation”), and Pacific Gas and Electric Company, a California corporation and the Corporation’s direct subsidiary (the “Utility” and, together with the Corporation, the “Registrants”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of: (i) debt securities of the Corporation (the “Corporation Debt Securities”); (ii) debt securities of the Utility (the “Utility Debt Securities”); (iii) shares of the Corporation’s common stock, no par value (the “Common Stock”); (iv) shares of the Corporation’s preferred stock (the “Preferred Stock”); (v) depositary shares representing fractional interests in Preferred Stock (the “Depositary Shares”); (vi) warrants for the purchase of Corporation Debt Securities, Common Stock or Preferred Stock (the “Corporation Warrants”); (vii) warrants for the purchase of Utility Debt Securities (the “Utility Warrants” and, together with the Corporation Warrants, the “Warrants”); (viii) contracts to purchase or sell (A) Corporation Debt Securities, Common Stock or Preferred Stock (the “Corporation Purchase Contracts”) or (B) Utility Debt Securities (the “Utility Purchase Contracts” and, together with the Corporation Purchase Contracts, the “Purchase Contracts”), which Purchase Contracts may be issued separately or as part of units (the “Purchase Units”) consisting of a Purchase Contract and other securities or obligations issued by the Corporation or the Utility, as applicable, or any of their respective subsidiaries or other affiliates or third parties (including, without limitation, other Securities (as defined herein) and United States treasury securities); and (ix) subscription rights to purchase Common Stock (the “Subscription Rights”) in one or more series under a rights agreement (the “Subscription Rights Agreement”) to be entered into by the Corporation and a rights agent (the “Subscription Rights Agent”). The securities specified in clauses (i) through (ix) above are collectively referred to herein as the “Securities”. In addition, the Registration Statement also relates to the offer and sale, from time to time, of up to 477,743,590 shares of Common Stock held by the selling securityholder identified in the Registration Statement.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and government officials and such other documents as we have deemed necessary or appropriate for the purposes of this opinion. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Registrants and documents furnished to us by the Registrants without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing, and assuming that (i) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (ii) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with all applicable Federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by either Registrant with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon either Registrant or any restriction imposed by any court or governmental body having jurisdiction over either Registrant; (vi) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the applicable Registrant and the other parties thereto; (vii) any warrant agreement, purchase agreement, Subscription Rights Agreement, Warrant, Purchase Contract, Purchase Unit or Subscription Right will be governed by the laws of the State of New York; and (viii) any Securities issuable upon conversion, exchange, or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, we are of opinion that:

1. with respect to the Corporation Warrants, when (A) the Corporation’s Board of Directors has taken all necessary corporate action to approve the creation of and the issuance and terms of the Corporation Warrants, the terms of the offering thereof and related matters, (B) the warrant agreement relating to the Corporation Warrants has been duly authorized and validly executed and delivered by the Corporation, the warrant agent appointed by the Corporation and each other party thereto, (C) if such Corporation Warrants are exercisable for Corporation Debt Securities, the actions necessary for the Corporation Debt Securities to constitute valid and binding obligations of the Corporation enforceable against the Corporation in accordance with their terms have been taken, (D) if such Corporation Warrants are exercisable for Common Stock, the actions necessary for the Common Stock to be validly issued have been taken, (E) if such Corporation Warrants are exercisable for Preferred Stock, the actions necessary for the Preferred Stock to be validly issued have been taken and (F) the Corporation Warrants or certificates representing the Corporation Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Corporation’s Board of Directors upon payment of the consideration therefor provided for therein, then the Corporation Warrants will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law);

2. with respect to the Utility Warrants, when (A) the Utility’s Board of Directors has taken all necessary corporate action to approve the creation of and the issuance and terms of the Utility Warrants, the terms of the offering thereof and related matters, (B) the warrant agreement relating to the Utility Warrants has been duly authorized and validly executed and delivered by Utility, the warrant agent appointed by the Utility and each other party thereto, (C) the actions necessary for the Utility Debt Securities to constitute valid and binding obligations of the Utility enforceable against the Utility in accordance with their terms have been taken and (D) the Utility Warrants or certificates representing the Utility Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Utility’s Board of Directors upon payment of the consideration therefor provided for therein, then the Utility Warrants will constitute valid and binding obligations of the Utility, enforceable against the Utility in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law);

3. with respect to the Corporation Purchase Contracts and/or the applicable Purchase Units, when (A) the Corporation’s Board of Directors has taken all necessary corporate action to approve the creation of and the issuance and terms of such Corporation Purchase Contracts and/or Purchase Units, the terms of the offering thereof and related matters, (B) a purchase agreement or agreements relating to the Corporation Purchase Contracts and/or the applicable Purchase Units have been duly authorized and validly executed and delivered by the Corporation and each other party thereto, (C) if such Corporation Purchase Contracts and/or Purchase Units relate to the issuance and sale of Corporation Debt Securities, the actions necessary for the Corporation Debt Securities to constitute valid and binding obligations of the Corporation enforceable against the

Corporation in accordance with their terms have been taken, (D) if such Corporation Purchase Contracts and/or Purchase Units relate to the issuance and sale of Common Stock, the actions necessary for the Common Stock to be validly issued have been taken, (E) if such Corporation Purchase Contracts and/or Purchase Units relate to the issuance and sale of Preferred Stock, the actions necessary for the Preferred Stock to be validly issued have been taken and (F) the Corporation Purchase Contracts and/or applicable Purchase Units have been duly executed, countersigned, registered and delivered in accordance with the purchase agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Corporation’s Board of Directors upon payment of the consideration therefor provided for therein, then the Corporation Purchase Contracts and/or applicable Purchase Units will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law);

4. with respect to the Utility Purchase Contracts and/or the applicable Purchase Units, when (A) the Utility’s Board of Directors has taken all necessary corporate action to approve the creation of and the issuance and terms of such Utility Purchase Contracts and/or Purchase Units, the terms of the offering thereof and related matters, (B) a purchase agreement or agreements relating to the Utility Purchase Contracts and/or the applicable Purchase Units have been duly authorized and validly executed and delivered by Utility and each other party thereto, (C) the actions necessary for the Utility Debt Securities to constitute valid and binding obligations of the Utility enforceable against the Utility in accordance with their terms have been taken and (D) the Utility Purchase Contracts and/or the applicable Purchase Units have been duly executed, countersigned, registered and delivered in accordance with the purchase agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Utility’s Board of Directors upon payment of the consideration therefor provided for therein, then the Utility Purchase Contracts and/or the applicable Purchase Units will constitute valid and binding obligations of the Utility, enforceable against the Utility in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law); and

5. with respect to the Subscription Rights, when (A) the Corporation’s Board of Directors has taken all necessary corporate action to approve the creation of and the issuance and terms of the Subscription Rights, the terms of the offering thereof and related matters, (B) the Subscription Rights Agreement has been duly authorized and validly executed and delivered by the Corporation, the Subscription Rights Agent and each other party thereto, (C) the actions necessary for the Common Stock issuable under the Subscription Rights to be validly issued have been taken and (D) the Subscription Rights or certificates representing the Subscription Rights have been duly executed, countersigned, registered and delivered in accordance with the provisions of the appropriate Subscription Rights Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Corporation’s Board of Directors upon payment of the consideration therefor provided for therein, then the Subscription Rights will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

We express no opinion herein as to any provision of any Warrant, Purchase Contract, Purchase Unit or Subscription Right that (i) relates to the subject matter jurisdiction of any Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related thereto, (ii) contains a waiver of an inconvenient forum, (iii) relates to the waiver of rights to jury trial or (iv) provides for indemnification, contribution or limitations on liability. We also express no opinion as to (x) the enforceability of the provisions of any Warrant, Purchase Contract, Purchase Unit or Subscription Right to the extent that such provisions constitute a waiver of illegality as a defense to performance of contract obligations or any other defense to performance which cannot, as a matter of law, be effectively waived or (y) whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law provided for therein.

We are admitted to practice only in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York and the Federal laws of the United States of America. In particular, we do not purport to pass on any matter governed by the laws of the State of California.

We are aware that we are referred to under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and that we may be referred to under a similar heading in a prospectus supplement filed after the effective date of the Registration Statement. We hereby consent to such use of our name therein and the filing of this opinion as Exhibit 5.3 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

In rendering this opinion, we have assumed, without independent investigation, the correctness of, and take no responsibility for, the opinions dated February 26, 2021, of Hunton Andrews Kurth LLP, New York and California counsel to the Corporation and the Utility, copies of which shall be filed with the Registration Statement as Exhibits 5.1 and 5.2 thereto, as to all matters of law covered therein relating to the laws of New York and California.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

PG&E Corporation

77 Beale Street

San Francisco, CA 94177

Pacific Gas and Electric Company

77 Beale Street

San Francisco, CA 94177

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